UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 21, 2011

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On September 21, 2011, Robert J. Gillespie, Robert F. McCarthy, Jr., and Michael R. O’Brien resigned as members of the Board of Directors (the “Board”) of Smart Balance, Inc. (the “Company”).  Messrs. Gillespie, McCarthy and O’Brien were members of the class of directors with a term to expire at the Company’s next Annual Meeting of Stockholders.  At the time of resignation, Mr. McCarthy was serving as the lead director on the Board.  None of Messrs. Gillespie, McCarthy or O’Brien was serving as a member of any committees of the Board.

As previously disclosed, on July 5, 2011, the Board appointed Dean Hollis and Thomas K. McInerney, two independent directors, as new members of the Board.  The Board also reconstituted the membership of its committees.  When the committees were reconstituted, Messrs. Gillespie, McCarthy and O’Brien were not included on any of the Board’s committees. Messrs. Gillespie, McCarthy and O’Brien did not agree with these changes.  The Company believes that this disagreement and the other matters set out in their resignation letters led to the resignation of Messrs. Gillespie, McCarthy and O’Brien from the Board.

On September 21, 2011, the independent directors of the Company, who constitute a majority of the Company’s directors, appointed James B. Leighton to replace Mr. McCarthy as the Company’s lead independent director.

Copies of the resignation letters received from Messrs. Gillespie, McCarthy and O’Brien, each dated September 21, 2011, are included as Exhibit 17 of this Current Report on Form 8-K (this “Form 8-K”).

The Company has provided Messrs. Gillespie, McCarthy and O’Brien with a copy of the disclosures contained in this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

17.	Resignation Letters of Robert J. Gillespie, Robert F. McCarthy, Jr., and Michael R. O’Brien, each dated September 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 26, 2011	SMART BALANCE, INC.
(registrant)
	By:	/s/ Alan S. Gever
Alan S. Gever
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

17	Resignation Letters of Robert J. Gillespie, Robert F. McCarthy, Jr. and Michael R. O’Brien, each dated September 21, 2011.